Exhibit a(3)

                                    FORM OF

                       AMENDMENT TO AMENDED AND RESTATED
                    ESTABLISHMENT AND DESIGNATION OF CLASSES

     The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.10 of the Trust's Declaration of Trust dated April 23, 1984, as amended (the "Declaration"), and that certain Multiple Class Plan of the Trust dated as of November 13, 1998, do hereby amend and restate the Amended and Restated Establishment and Designation of Classes dated ________, 2000 (the "Designation") as provided herein, for the purpose of re-designating two Classes of Shares of Citi FORTUNE 500 Index Fund (formerly Citi S&P 500 Index Fund) and Citi FORTUNE e-50 Index Fund (formerly Citi All Markets Index
Fund) (collectively, the "Series"):

     The two Classes of Shares of each Series are hereby re-designated as set forth below:

     For Citi FORTUNE 500 Index Fund:

     "Class A Shares" are re-designated as "Citi FORTUNE 500 Index Shares" and "Class D Shares" are re-designated "Smith Barney FORTUNE 500 Index Shares".

     For Citi FORTUNE e-50 Index Fund:

     "Class A Shares" are re-designated as "Citi FORTUNE e-50 Index Shares" and "Class D Shares" are re-designated "Smith Barney FORTUNE e-50 Index Shares".

     IN WITNESS WHEREOF, the undersigned have executed this Amendment to Amended and Restated Establishment and Designation of Classes as of the ____ day of __________, 2000.


_____________________________       __________________________________
PHILIP W. COOLIDGE                  RILEY C. GILLEY
As Trustee and Not Individually     As Trustee and Not Individually


_____________________________       __________________________________
DIANA R. HARRINGTON                 SUSAN B. KERLEY
As Trustee and Not Individually     As Trustee and Not Individually



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_____________________________       __________________________________
HEATH B. MCLENDON                   C. OSCAR MORONG, JR.
As Trustee and Not Individually     As Trustee and Not Individually


_____________________________
E. KIRBY WARREN
As Trustee and Not Individually